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                                                                 EXHIBIT 10.15

[LETTERHEAD]



February 5, 1998


Mr. John Daoud
Secretary/Director
EARTHSHELL CONTAINER CORPORATION
800 Miramonte Drive
Santa Barbara, CA 93109-1419


Dear John:

IMPERIAL BANK is pleased to advise you that the maturity date of the $14,000,000 Revolving Line of Credit provided to Earthshell Container Corporation will be extended to March 21, 1998, subject to the existing credit terms and conditions agreement.

Please call me at (310) 417-5614 if you have any questions.

Sincerely,


/s/RICHARD H. MYERS, JR.
------------------------------
Richard H. Myers, Jr.
Senior Vice President

RHM:sm